UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2008

SCIELE PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30123	58-2004779
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Concourse Parkway

Suite 1800
Atlanta, Georgia  30328

(Address of principal executive offices) (Zip Code)

(770) 442-9707

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02               Results of Operations and Financial Condition

On February 26, 2008, Sciele Pharma, Inc. (the “Company”) issued a press release announcing its results for the fiscal year ended  December 31, 2007.  A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 4.02               Non-Reliance on Previously Issued Financial Statements or a Related Audit or Completed Interim Review

                On February 26, 2008, the Company and the Audit Committee of the Company’s Board of Directors concluded that the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 (the “10-Q”) should no longer be relied upon because of an error in the 10-Q.    The error results from the Company’s accounting treatment for its investment in Addrenex Pharmaceuticals, Inc (“Addrenex”).

                The Company has been informed by its independent registered public accounting firm, BDO Seidman, LLP (“BDO Seidman”), that due primarily to the Company’s right to appoint one director to Addrenex’s three person board of directors, as well as the magnitude of the Company’s cash investment ($6 million) relative to Addrenex’s equity after the investment, the Company is deemed to have “significant control” of Addrenex.  As a result, in accordance with Accounting Principles Board Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock, the Company’s Addrenex investment should be accounted for using the equity method as opposed to the cost method as previously reflected in the 10-Q.

                As a result of the required change in accounting treatment for the Company’s investment in Addrenex, the Company recorded a charge to research and development expense related to acquired in-process R&D and a corresponding reduction to its investment in Addrenex, which is reported in other long term assets on the Company’s balance sheet of $4.8 million.  The effect on net income after tax adjustments for the quarter ended September 30, 2007 was a reduction in net income of $3.2 million, or $0.09 per diluted share.

                Per the requirements of Item 4.02 of  Form 8-K, the Company has furnished BDO Seidman with a copy of this Current Report on Form 8-K as of the date of this Report.  Further, at the Company’s request, BDO Seidman has provided the Company with a letter addressed to the Commission stating that BDO Seidman agrees with the statements made herein in response to Item 4.02 of Form 8-K.  The letter is filed as Exhibit 99.2 to this Current Report.

Further, the Company intends to amend the 10-Q as promptly as practical.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits.

Exhibit 99.1            Press release issued by Sciele Pharma, Inc. on February 26, 2008.

Exhibit 99.2            Letter from BDO Seidman, LLP to the Commission, dated February 26, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sciele Pharma, Inc.
(Registrant)

By:	/s/ Darrell Borne
Darrell Borne
Executive Vice President, Chief Financial
Officer, Secretary and Treasurer

Date:  February 26, 2008

Exhibit No.	Description

99.1	Press release issued by Sciele Pharma, Inc. on February 26, 2008.

99.2	Letter from BDO Seidman, LLP to the Commission, dated February 26, 2008.